UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2020

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

In connection with the Settlement (as defined and discussed below), Uniti Group Inc. (the “Company” or “Uniti”), Windstream Holdings, Inc. and its direct and indirect subsidiaries (collectively, “Windstream”) and certain of Windstream’s creditors (collectively with Uniti and Windstream, the “Parties”) entered into a Plan Support Agreement dated as of March 2, 2020 (the “Plan Support Agreement”). Pursuant to the Plan Support Agreement, the Parties agreed to support the Settlement and the approval of a plan of reorganization for Windstream (the “Plan”) on the terms and subject to the conditions described therein. The Plan Support Agreement is terminable by the Parties upon the occurrence of certain specified termination events, including, among other things, (i) the failure to meet certain case milestones, including failure by Windstream to file a motion to approve the Settlement (as defined below) by March 12, 2020 and failure to obtain approval of the Settlement from the bankruptcy court by April 6, 2020, (ii) failure by Windstream to timely appeal any order by the bankruptcy court denying the Settlement or any order overturning an order approving the Settlement on appeal, and (iii) the issuance by a regulatory authority of an order enjoining, or the commencement of an action that could be reasonably expected to enjoin, material portions of the settlement or substantial consummation of the Settlement (subject to a 10 day cure period).  The parties to the Plan Support Agreement expect the Plan to become effective, and for Windstream to emerge from bankruptcy, by August 29, 2020.

The foregoing description is qualified in its entirety by reference to the Plan Support Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth below in Item 8.01 to this Current Report on Form 8-K relating to the sale of shares of Uniti common stock is incorporated herein by reference.

Item 8.01 Other Events

On March 2, 2020, Uniti and Windstream jointly announced that they have reached an agreement in principle (the “Settlement”) to resolve any and all claims and causes of action that have been or may be asserted against Uniti by Windstream, including all litigation brought by Windstream and certain of its creditors in the context of Windstream’s bankruptcy. All litigation between Windstream and Uniti will be stayed while the parties negotiate and prepare the definitive documentation to implement the Settlement.

Pursuant to the Settlement, Uniti and Windstream will agree to mutual releases with respect to any and all liability related to any claims and causes of action between them, including those relating to Windstream’s Chapter 11 proceedings and the Master Lease. Under the Settlement, Uniti will agree to make a $400 million cash payment to Windstream in equal installments over 20 consecutive quarters beginning the first month after Windstream’s emergence at an annual interest rate of 9%, and Uniti may prepay any installments falling due on or after the first anniversary of the Settlement’s effective date (resulting in total payments ranging from $432-$490 million). Uniti will also transfer the proceeds from the sale of its common stock described below to Windstream. In exchange, Windstream will transfer to Uniti certain dark fiber indefeasible rights of use contracts (that currently generate approximately $21 million in annual EBITDA) and access rights to 1.8 million fiber strand miles leased by Windstream that is either unutilized or utilized for the dark fiber IRUs being transferred. Uniti will be required to pay Windstream $350 per route mile on any fiber strand miles that are sold above and beyond the fiber strand miles currently being utilized in connection with such dark fiber IRUs. In addition, Uniti will acquire certain Windstream-owned assets, including certain fiber IRU contracts generating $8 million of annual EBITDA and 0.4 million fiber strand miles covering 4,100 route miles, in exchange for $40.0 million in cash and a 20-year, zero cost IRU for such strands.

Windstream and Uniti will also agree to bifurcate the Master Lease into two structurally similar, but independent, agreements to govern the ILEC and CLEC facilities, respectively (collectively, the “New Leases”). Certain copper CLEC assets will be governed under the New Lease relating to the ILEC facilities. The initial aggregate annual rent under the New Leases will be equal to the annual rent under the Master Lease currently in effect. Each of Windstream Services, LLC, certain of its subsidiaries and/or newly formed affiliated entities will become parties to the New Leases. The New Leases will contain cross-guarantees and cross-default provision, which will remain effective as long as Windstream or an affiliate is a tenant under one of the New Leases. In addition, the New Leases will be amended to require that Windstream maintain certain financial covenants and to permit Uniti to transfer its rights and obligations and otherwise monetize or encumber the New Leases so long as it does not transfer interests to a Windstream competitor.

Pursuant to the Settlement, Uniti will agree to fund up to an aggregate $1.75 billion in growth capital improvements in long-term fiber and related assets in certain ILEC and CLEC properties (the “Growth Capital Improvements”). Growth Capital Improvements will exclude maintenance or repair expenditures and expenditures toward fiber replacement in excess of $70 million per year and will be subject to Uniti’s approval based on underwriting standards to be included in the New Leases. Annual commitments by Uniti for the Growth Capital Improvements will comprise: $125 million in 2020; $225 million per year in 2021 through 2024; $175 million per year in 2025 and 2026; and $125 million per year in 2027 through 2029. Windstream will be entitled to reimbursement for any cumulative Growth Capital Improvements it incurs in excess of the foregoing annual amounts from the commitment amounts in a subsequent period. On the first anniversary of an installment of funding for a Growth Capital Improvement, the annual base rent payable by Windstream will increase by an amount equal to 8.0% (the “Rent Rate”) of such installment of funding. The Rent Rate will thereafter increase to 100.5% of the prior Rent Rate in subsequent years.

Finally, on March 2, 2020, Uniti entered into binding letters of intent (each, a “Letter of Intent”) with certain first lien creditors of Windstream, pursuant to which Uniti will sell an aggregate of 38,633,470 shares of Uniti common stock, par value $0.0001 per share (the “Settlement Common Stock”), at $6.33 per share, which represents the closing price of Uniti common stock on the date when an agreement in principle of the basic outline of the Settlement was first reached. Uniti will transfer the proceeds from the sale of the Settlement Common Stock to Windstream as additional settlement consideration. The issuance and sale of the Settlement Common Stock will be made in reliance upon the exemption from registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. Certain recipients of the Settlement Common Stock will be subject to a one-year lock up, and all recipients will be subject to a customary standstill agreement. No recipient will receive any governance rights in connection with the issuance. The foregoing description is qualified in its entirety by the Letters of Intent, a form of which is attached to the Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference herein.

The Settlement is subject to negotiation and execution of definitive documentation and certain regulatory approvals and conditions precedent, including bankruptcy court approval and Uniti’s receipt of satisfactory “true lease” opinions confirming that the New Leases are “true leases” for U.S. federal income tax purposes.

The foregoing description of the terms of the Settlement is qualified in its entirety by reference to the term sheet relating to the Settlement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein. A copy of the joint press release announcing the Settlement is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Plan Support Agreement dated as of March 2, 2020
10.2	Form of binding Letter of Intent to purchase Settlement Common Stock
99.1	Term Sheet relating to the Settlement
99.2	Press Release issued March 2, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2020	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President - General Counsel and Secretary